LEASE

      THIS LEASE, made as of April 20, 1998, between the Landlord identified on Schedule A ("Landlord") and HOMETOWN AUTO RETAILERS, INC., a Delaware corporation, having its principal office at 831 Straits Turnpike, Watertown, Connecticut 06795 ("Tenant").


                              W I T N E S S E T H:

                         ARTICLE 1 - Certain Basic Terms

            1.1 Schedule A hereto contains certain basic terms of this Lease, including the Premises, Commencement Date, Expiration Date, Base Rent and, if applicable, Lease Extension Option and Premises Purchase Option. Certain capitalized terms used herein shall have the meanings set forth in Schedule A.

                           ARTICLE 2 - Demise and Term

            2.1 Upon and subject to the terms and conditions set forth herein, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises. Each party hereby expressly covenants and agrees to observe and perform all of the obligations herein contained on its part to be observed and performed.

            2.2 The term of this Lease (the "Term") shall commence on the "Commencement Date" and, unless this Lease is sooner terminated as provided herein, shall continue to and end at midnight on the "Expiration Date," such terms as defined in Schedule A hereto.

            2.3 If Schedule A specifically so provides and provided no default has occurred and is continuing beyond any applicable grace period, Tenant shall have the option to extend the term of this Lease (the "Extension Term"), on the same terms and conditions contained in this Lease, except that the annual Base Rent during the Extension Term shall be as set forth in Schedule A. If applicable, Tenant may exercise such extension option by giving notice to Landlord of its intention to extend the Term on or before the date that is six months before the Expiration Date of the initial Term of this Lease. If so extended, the word "Term" shall include the Extension Term as if the same were originally included in the initial Term of this Lease.

                              ARTICLE 3 - Base Rent

            3.1 Tenant shall pay to Landlord, at Landlord's address shown above, or at such other address as Landlord may from time to time designate in writing, an annual rental

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

(the "Base Rent") set forth in Schedule A. Such rent shall be payable without notice or demand and without deduction or abatement or set off.

            3.2 The Base Rent shall be payable in consecutive monthly installments in advance on the first day of each calendar month during the Term. If the Commencement Date or the Expiration Date does not fall on the first day of a calendar month, then the first and last payments shall be for only the portion of the month attributable to the Term prorated on a daily basis.

            3.3 It is the purpose and intent of Landlord and Tenant that, except as provided in Sections 8.1 (structural repairs and replacements) and 17 (environmental matters), the Base Rent shall be absolutely net to Landlord, so that this Lease shall yield, except as otherwise provided in Sections 8.1 and 17, net, to Landlord, the Base Rent specified in Schedule A hereof, in each year during the term hereof and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises (except the taxes of Landlord referred to in Section 5.3 hereof) which may arise or become due during the term hereof shall be paid by Tenant. Landlord's obligations with respect to structural and environmental matters shall be referred to hereinafter as "Landlord's Obligations".

            3.4 Tenant shall also pay without notice, except as may be required in this Lease, and without abatement, deduction or set-off as additional rent, all sums, "Impositions" (as defined in Section 5.1 hereof), costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay, and, in the event of any non-payment thereof, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of the Base Rent.

                           ARTICLE 4 - CPI Adjustment

            4.1 At the expiration of the initial period thereafter ending December 31, 2003 and each five year period during the Term, the Base Rent shall be subject to CPI adjustment as follows:

            At the expiration of the initial period ending December 31, 2003 and each five year period thereafter, the annual rent for the succeeding five year period shall be determined by multiplying the annual Base Rent in effect for the immediately preceding five year period times the "CPI Factor" (as hereinafter defined), provided, however, that the CPI Factor shall never be less than 1.00.

            As used herein, the "CPI Factor" which shall be determined at the expiration of each five year period during the Term, shall be determined as follows:

            (A) The United States Bureau of Labor Statistics "Consumer Price Index for Urban Consumers All Items-U.S. City Average" (commonly referred to as "CPI-U"), as the same may from time to time be revised, updated or replaced, hereinafter referred to as the "index" (if said index is no longer published, Landlord will use a comparable

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

      index) shall be used to determine the CPI Factor set forth in subsection
      (B) immediately below;

            (B) The index value in effect for December 1997, December 2003 and each subsequent December at the end of a five-year period shall be the "Old CPI"; the index value for December 2003 and each subsequent December at the end of a five year period shall be the "New CPI"; and the CPI Factor shall be determined by the following formula:

                Base Rent as adjusted by CPI  =  1 + (New CPI - Old CPI)
                                                     -------------------
                                                            Old CPI

            4.2 For example: If the CPI for December of 1997 were 354.4 ("Old CPI") and the CPI for December 2003 were 379.2 ("New CPI"), the CPI factor would be 1.0699. If the previous annual Base Rent were $30,000, then the new annual Base Rent for the period commencing January 2004 would be $32,097.

                          ARTICLE 5 - Real Estate Taxes

            5.1 Tenant shall pay, as additional rent, all Real Estate Taxes (including personal property taxes, if any), assessments, water and sewer rent rates and charges, charges for public utilities, excise levies, license and permit fees and other governmental charges, general and specified, of any kind whatsoever (collectively "Impositions") assessed against the Premises with respect to the Term, but not income, franchise or other taxes assessed against Landlord's income or profits. Such payments shall be made within thirty (30) days after receipt of a bill therefor from Landlord, which bill shall contain a copy of the municipal or other taxing authority tax bill. Tenant shall be entitled to the benefit of any statute or ordinance permitting Real Estate Taxes to be paid in installments and, upon such election, Tenant's payments hereunder shall be made in such installments. Landlord shall bill Tenant for the applicable installment at least thirty (30) days before the installment may be paid to the taxing authority without interest or penalty, and Tenant shall not be responsible for any such interest or penalty resulting from Landlord's delay in payment of such amounts to the taxing authority.

            5.2 Tenant shall have the right to contest the amount or validity, in whole or in part, of any Real Estate Tax, or to seek a reduction in the valuation of the Premises, or any part thereof, as assessed for Real Estate Tax purposes, by appropriate proceedings diligently conducted in good faith. Landlord shall cooperate with any such tax reduction proceeding. If Landlord receives notice of an increase in the Real Estate Tax assessment for the Premises and fails to notify Tenant of such increase at least 30 days before the last day for filing an objection to such increase, then Tenant shall not be responsible for paying any Real Estate Taxes to the extent they result from such increased assessment. Any refund of Real Estate taxes with respect to the Term shall promptly be paid to and be the property of Tenant.



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

            5.3 Real Estate Taxes shall be apportioned between Landlord and Tenant as of the beginning and the expiration or sooner termination of the Term, so that Tenant shall pay only the portion of the Real Estate Taxes allocable to the Term; provided, however, that Landlord need not make any apportionment in favor of Tenant if this Lease shall have been terminated by reason of an Event of Default.

                         ARTICLE 6 - Use and Compliance

            6.1 Tenant may use and occupy the Premises as an automotive dealership which shall include the purchase, sale, trade, storage, repair and servicing of new and used motor vehicles and related tools and equipment and for any other legal purpose related to the conduct of such business. Landlord warrants that said permitted use complies with the existing zoning of the Premises. In the event of any change in zoning laws or regulations that would restrict Tenant's use as aforesaid, Tenant shall have the right to terminate this Lease without any further obligation except with respect to any amounts owing for use by Tenant prior to such termination.

            6.2 Tenant shall, at its expense, substantially comply or cause compliance with all laws, statutes, ordinances, orders, rules, regulations and requirements of all governmental units applicable to the Premises ("Legal Requirements") and all requirements of insurance rating organization applicable to the Premises ("Insurance Requirements"), foreseen or unforeseen, ordinary as well as extraordinary, whether or not the same shall presently be within the contemplation of the parties hereto, which are related to Tenant's particular use of the Premises, except that Landlord shall, at its expense, promptly comply with any Legal Requirements or Insurance Requirements which have been or are being violated as of the date hereof.

            6.3 Tenant shall have the right, after notice to Landlord, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or application of any Legal Requirement or Insurance Requirement and Landlord shall cooperate in such proceedings.

            6.4 Landlord shall, at its expense, procure and maintain at all times during the Term a certificate of occupancy for the Premises permitting the use described in Section 6.1.

                 [balance of this page intentionally left blank]


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                              ARTICLE 7 - Insurance

            7.1 Tenant shall at all times during the Term, at its expense keep the Premises insured for the mutual benefit of Landlord and Tenant against loss or damage by fire and against such other risks as would be covered by an extended coverage endorsement to a fire insurance policy in an amount not less than one hundred percent (100%) of the full replacement value of the buildings, improvements and fixtures then a part of the Premises if such one hundred percent (100%) coverage is available from any insurance company of recognized responsibility licensed to do business in the state where the Premises are located. If such insurance is not available, the Tenant shall take out insurance in an amount not less than the amount sufficient to avoid the effect of the co-insurer provisions of the applicable policy or policies.

            7.2 Tenant shall, at its own expense, but for the mutual benefit and protection of Landlord and Tenant, maintain:

            (a) general public and garage liability insurance against claims for bodily injury or death or property damage occurring upon, in or about the Premises and on, in or about the adjoining roads, ways, sidewalks, and passageways, such insurance to afford protection to the limit of not less than three million dollars ($3,000,000) in respect of any one occurrence;

            (b) automobile liability insurance to the limit of not less than one million dollars ($1,000,000);

            (c) fire and extended coverage (including water damage and malicious vandalism) insurance for property of tenant and bailors in an amount equal to the full replacement cost; and

            (d) such other insurance, insuring loss, damage or injury occurring to or on the Premises as is usual and customary for the protection of leased premises of this character or as may be deemed from time to time prudent and reasonable in view of new risks or changed conditions.

            7.3 Within fifteen days (15) from the execution of this Lease and thereafter not less than fifteen days (15) prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article 7, certificates of insurance issued by the respective insurers shall be delivered by Tenant to Landlord.

            7.4 All policies of insurance relating to the Premises procured by Tenant shall name Landlord and Tenant as the insured as their respective interests may appear. All such policies, or certificates therefor, issued by the respective insurers shall cover any increased risks as a result of construction, repairs, alterations and additions to the Premises and shall contain an agreement by such insurers that such policies shall not be cancelled without at least ten (10) days' prior written notice to Tenant and Landlord. All such policies of insurance

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

shall provide that any proceeds from any insured loss shall be payable to Landlord, subject to any prior right of any mortgagee notwithstanding any act of negligence of Tenant which might otherwise result in forfeiture of said insurance. Landlord shall have the right to negotiate, to adjust and settle with the insurers on behalf of Landlord and Tenant.

            7.5 Tenant, as its option, may keep all equipment and personalty on the Premises insured with the insurer of its choice and for the benefit of Tenant.

                 ARTICLE 8 - Repairs and Maintenance of Premises

            8.1 Tenant shall maintain the Premises, including buildings, improvements, parking areas, walks and paved areas, and keep the same in good order and condition throughout the Term of this Lease, provided, however, that Tenant shall have no obligation to make any structural repairs or improvements. In addition, Tenant shall have the right to make such nonstructural changes, alterations, repairs and improvements in or upon the Premises, including in or upon the interior of any building or other improvement located thereon, during the term hereof as it may desire. Tenant may install awnings, advertisements, or signs on any part of the Premises. Except as provided in Section 11.1 with respect to Landlord's obligations following a casualty and in Section 12.2 with respect to Landlord's obligations following the Taking of a "material portion of the Premises" (as defined in Section 12.1), all non-structural changes and repairs shall be performed at Tenant's sole cost and expense. Tenant shall not make any structural changes to the Premises except upon the consent of the Landlord which shall not be unreasonably withheld or delayed.

            8.2 Landlord, at its sole cost and expense, shall, in addition to its obligations under Articles 11 and 12 of this Lease, make all structural changes, alterations and repairs to the Premises, including any building or improvements located thereon, upon prior notice to Tenant at mutually agreeable times which will not interfere with the conduct of Tenant's business on the Premises as normally conducted to the extent such changes are necessary for the repair, replacement or restoration of the building or improvements on the Premises.

            8.3 The party performing the changes, alterations, improvements and/or repairs contemplated by Sections 8.1 and 8.2 hereby agrees that it shall indemnify the other party hereto and hold such party harmless from any cost, expenses, damages and/or liability arising out of the performance of such work in accordance with Article 16.

            8.4 All trade fixtures, appliances and other equipment and property placed or installed in or on the Premises by Tenant shall remain the property of Tenant and, unless the parties hereto otherwise agree, Tenant shall remove the same at the expiration of this Lease and restore the Premises to their original condition after such removal.


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

            8.5 (a) No change or alteration of the Building shall be undertaken until any necessary governmental permits and authorizations are obtained and Landlord and Tenant each agrees to join, at the expense of the party seeking to make such change, alteration, repair and/or improvement, in the application for such permits or authorizations whenever such action is necessary.

                  (b) No change or alteration shall be undertaken by Tenant until plans and specifications and cost estimates therefor prepared by an architect or engineer reasonably satisfactory to Landlord, shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed.

                  (c) Each change or alteration shall, when completed, be of such a character as not adversely to affect the value of the Premises for use of the type described in Section 6.1 hereof immediately before such change or alteration.

                  (d) All work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all Legal Requirements; the cost of any such change or alteration shall be timely paid so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises; the work of any change or alteration shall be prosecuted with reasonable dispatch, unavoidable delays excepted.

                  (e) Tenant shall not construct additional structures nor add to the present structures without the written consent of the Landlord. Such consent by the Landlord shall be within the sole discretion of the Landlord.

                       ARTICLE 9 - Utilities and Services

            9.1 Landlord shall provide at the Commencement Date the normal and customary utility service connections in and to the Premises for use in accordance with Section 6.1 hereof, including water, sewer, gas and electricity service. Tenant shall promptly pay when due directly to the appropriate utility all amounts and charges for, the providing of heat, ventilation, air-conditioning, cleaning service, hot and chilled water and any other water, sewer, electricity, light, power, telephone or other communication service, and any other utility or service required, used, rendered or supplied in or to the Premises during the Term.

                     ARTICLE 10 - Mechanics' and Other Liens

            10.1 Neither Landlord nor Tenant shall suffer or permit any mechanics' or other liens to be recorded or filed against the Premises or any part thereof or against the interests therein of Landlord or Tenant as a result of any work performed by or on behalf of Tenant. If any such lien shall at any time be recorded or filed against the Premises or any such interest therein, the party whose work in or about the Premises was responsible therefor shall cause the same to be discharged of record within ninety (90) days after such party receives notice of the recording or filing of the same, by either payment, deposit or bond.



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

Notwithstanding the foregoing, either party shall have the right, after notice to the other, to contest by appropriate legal proceedings, diligently conducted in good faith, the amount or validity of any such mechanics' or other lien filed against the Premises.

                       ARTICLE 11 - Damage or Destruction

            11.1 If any building or other improvements located on the Premises should be damaged by fire or other casualty, Tenant shall promptly notify Landlord of such casualty and Landlord shall within thirty (30) days after such fire or other casualty, commence, and thereafter diligently proceed, to repair or reconstruct (both structural and non-structural) such building or other improvements as nearly as may be possible to their condition immediately prior to such casualty.

            11.2 In the event of a casualty, Landlord shall make all insurance proceeds received by it available for repair and restoration of the Premises, provided however, that Landlord's time to repair and restore the Premises, as provided in Section 11.1, shall not be extended on account of the non-receipt by Landlord of any insurance proceeds. If the net amount of any insurance proceeds on account of such damage or destruction shall be insufficient to pay the entire cost of such work, Landlord shall pay and be responsible for the deficiency. If any of such insurance proceeds shall remain after the full completion of such repairs, restoration, replacements or rebuilding, the excess shall be retained by or paid over to Landlord.

            11.3 In the event of fire or other casualty rendering the Premises either partially or totally untenantable, Base Rent and any additional rent shall abate as herein provided from the date of such casualty until the date that is ten (10) days after Landlord notifies Tenant that the Premises have again been rendered fully tenantable and a certificate of occupancy for the restored Premises has been obtained. In the event that, and for so long as, the Premises are not usable by Tenant substantially in the manner used by Tenant immediately prior to the casualty, the entire amount of Base Rent and any additional rent shall be abated. In the event that there has been damage to a "material portion" of the Premises (as defined in subparagraphs (a) through (d) in the second sentence of Section 12.1), Tenant shall have the right to terminate this Lease unless Landlord shall, promptly following the occurrence of such casualty, commit to restore the Premises, and shall actually complete such restoration, within ninety (90) days from the date on which the casualty occurs. If this Lease is not terminated in accordance with the immediately preceding sentence, then, pending completion of restoration of the Premises, the Base Rent and any additional rent payable by Tenant shall be abated in proportion to the amount of the Premises which Tenant is unable to use for the continuation of its business. The term "material portion" shall have the same meaning with respect to a casualty as that set forth in Section 12.1 with respect to a Taking.

                            ARTICLE 12 - Condemnation

            12.1 If all or a "material portion" of the Premises shall be appropriated or condemned by any public or quasi public authority in the exercise of its right of condemnation


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

or eminent domain (the "Taking"), this Lease shall terminate as of the time when possession shall be required by such public or quasi public authority. The term "material portion" as used in the preceding sentence shall mean a Taking of: (a) at least one-third (ILLEGIBLE) of the Premises; or (b) the Building or any part thereof; or (c) shall result in cutting off direct access to and from the Premises to any adjacent public street or highway; or (d) such portion of the Premises as shall otherwise substantially alter Tenant's ability to use the same in the manner used by Tenant immediately prior to the Taking. Notwithstanding the termination of this Lease, both Landlord and Tenant shall have the right to prosecute their claims for an award and/or to share in the proceeds of any award based upon their respective interests. If the interests of Landlord and Tenant are both compensated in a single award, then Tenant shall be entitled to that portion of the award necessary to compensate it for its leasehold improvements and moving expenses and Landlord shall be entitled to the remainder of the award.

            12.2 In the event of a Taking of less than a material portion of the Premises (as defined in Section 12.1) during the Term, this Lease shall continue unaffected except that the Base Rent shall be reduced as of the date of vesting of title under such Taking to the Base Rent in effect immediately before the Taking multiplied by a fraction, the numerator of which shall be the value of the untaken portion of the Premises (valued after the Taking, giving effect to any completed restoration) and the denominator of which shall be the value of the Premises immediately prior to the Taking.

            12.3 In the event of a Taking of less than a material portion of the Premises which results in a continuation of this Lease, then the net award or payment, if any, after reimbursement out of such amounts for any costs and expenses (including reasonable attorneys' fees for obtaining same) (herein called the "Net Restoration Fund") shall be received and held by Landlord and shall be applied to the cost of restoration (whether structural or non-structural) of the Premises as nearly as may be practicable to its condition, character and value immediately prior to such Taking. Except as expressly provided to the contrary in this Article, all of the provisions contained in Article 11 for repair, restoration replacement or rebuilding after any damage or destruction, by fire or other cause shall apply to restoration necessitated by a Taking. For such purposes any reference in Article 11 to insurance proceeds shall be construed to refer to the Net Restoration Fund. If any of the Net Restoration Fund shall remain after the full completion of such restoration, the excess shall be paid over to Landlord. If the Net Restoration Fund shall be insufficient to pay the entire cost of such restoration, Landlord shall pay and be responsible for the deficiency. Notwithstanding the foregoing, Landlord shall commence and diligently proceed to completion of all restoration necessitated by a Taking of a material portion of the Premises within thirty
(30) days after such material portion is not available for use by Tenant in accordance with this Lease whether or not the Net Restoration Fund has then been received by Landlord.

            12.4 In the event that ingress to and/or egress from the Premises are in any way blocked or partially blocked as a result of any road construction or other improvements, Landlord agrees to waive all of Tenant's obligations hereunder during such period of construction or improvement.



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

                         ARTICLE 13 - Default by Tenant

            13. If at any time during the Term any one or more of the following events (each of which being herein called an "Event of Default") shall occur, to wit:

                  (a) if Tenant shall fail to pay any installment of Base Rent on the date that same is due and such failure shall continue for a period of ten
(10) days after receipt by Tenant of written notice from Landlord of such failure;

                  (b) if Tenant shall make an assignment of all or substantially all of its property for the benefit of its creditors; or

                  (c) if any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and if any such proceeding shall not be dismissed within one hundred and twenty (120) days after the institution of the same, or if any such petition shall be so filed by Tenant; or

                  (d) if, in any proceeding, a receiver or trustee shall be appointed for all or substantially all of Tenant's property, and such receivership or trusteeship shall not be vacated or set aside within 120 days after the appointment of such receiver or trustee, or if any such appointment is consented to by Tenant; or

                  (e) if Tenant shall fail to substantially perform or observe any other requirement of this Lease (not hereinbefore in this Section specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, except that if such failure cannot be cured within such thirty (30)-day period, and if Tenant shall commence the curing of such failure promptly after notice thereof from Landlord and shall thereafter proceed with reasonable diligence to complete the curing of such failure, it being the intention hereof that in connection with any such failure which is not susceptible of being cured with due diligence within said thirty (30)-day period, that the time to cure such failure shall be extended for such period as may be necessary to complete such cure with reasonable diligence;

then, upon the occurrence of any such Event of Default, Landlord shall have the option to terminate this Lease upon ten (10) days' prior written notice to Tenant, to re-enter the Premises, to evict Tenant and to remove Tenant's possessions, both without being liable for trespass, and relet the Premises and receive rent therefor. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions and covenants herein contained.


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

                       ARTICLE 14 - Surrender of Premises

            14.1 Tenant shall, upon the expiration of the Term for any reason whatsoever, surrender to Landlord the Premises, broom clean and in good order, condition and repair, except for reasonable wear and tear and damage from fire or other casualty.

            14.2 Title to all personal property and fixtures of Tenant shall remain in Tenant and Tenant may remove such personal property and fixtures upon or prior to the expiration of the Term.

                     ARTICLE 15 - Assignment and Subletting

            15.1 Tenant shall not, without Landlord's prior written consent, assign this Lease or sublet the Premises or any part thereof, which consent Landlord will not unreasonably withhold or delay; provided, however, that Tenant may, without Landlord's consent, assign this Lease or sublet the Premises or any part thereof to any firm or corporation directly or indirectly controlled by, in control of, or under common control with, Tenant.

                             ARTICLE 16 - Indemnity

            16.1 Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from (a) Tenant's possession of the Premises and any claims arising from its management of, or from any work or thing whatsoever done by Tenant in and on the Premises,
(b) any default by Tenant hereunder beyond the expiration of any applicable grace period, (c) any misrepresentation by Tenant herein, or (d) any negligent act or omission or willful misconduct of Tenant or its agents, contractors or invitees in connection with the use or occupancy of the Premises.

            16.2 Landlord shall indemnify and hold Tenant harmless from and against any loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from (a) any default by Landlord hereunder beyond the expiration of any applicable grace period, (b) any misrepresentation by Landlord herein, or (c) any negligent act or omission or willful misconduct of Landlord or its agents, contractors or invitees in connection with the use or occupancy of the Premises, (c) any conditions, including environmental, existing at the time of the execution of this Lease, or (d) Landlord's failure to timely make repairs or restorations required by the terms of this Lease.

                       ARTICLE 17 - Environmental Matters

            17.1 Tenant, at its expense, shall substantially comply with all environmental laws and regulations affecting or relating to its particular use of the Premises. Tenant shall pay all costs, exist, fines and penalties imposed upon Landlord or the Premises by reason of Tenant's failure to comply with the provisions of this Section 17.1.



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

            17.2 Landlord represents and warrants to Tenant that as of the Commencement Date (a) there were no hazardous waste or material located on or under the Premises, (b) there were no asbestos containing materials in the Premises, and (c) there were no underground storage tanks or transformers containing PCB's located on or under the Premises. Landlord shall indemnify and hold Tenant harmless from and against any loss, cost, damage or expense incurred by Tenant as a result of the inaccuracy of the foregoing representation and warranty.

                 ARTICLE 18 - Invalidity - Particular Provisions

            18.1 If any provision of this Lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not bc affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                           ARTICLE 19 - Subordination

            19.1 This Lease shall be subject and subordinate to any mortgage which may now or hereafter be an encumbrance on the Premises and to all renewals, modifications, consolidations, replacements, extensions or refinancings thereof, all of which are collectively called the "mortgage", provided the same shall meet the requirements and comply with the conditions hereinafter in this Section set forth. The subordination provided for in this section shall be self-operative but Tenant covenants, on demand, to execute, acknowledge and deliver to Landlord such instruments as may be reasonably necessary and proper to effect such subordination. It is covenanted, and the foregoing subordination of this Lease to a mortgage is conditioned upon, however, that so long as Tenant is not in default in the payment of Base Rent or additional rent hereunder and otherwise performs and complies with the terms and conditions of this Lease on its part to be performed within the applicable grace period, Tenant will not be named or joined in any action or proceeding to foreclose any mortgage affecting the Premises, that any such action or proceeding will not result in a cancellation or termination of this Lease and that this Lease shall continue in full force and effect upon all of the terms, covenants and conditions herein contained. If Landlord shall default under any mortgage covering the Premises, Tenant shall have the right, but not the obligation, to cure such default and the next installment (s) of Base Rent and any additional rent hereunder shall be abated by an amount equal to the cost of such cure.

                              ARTICLE 20 - Notices

            20.1 All notices, consents, approvals, demands and requests (collectively "notices") which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail and deposited in a United States post office, return receipt requested, postage prepaid. Notices which are served upon Landlord or Tenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the date accepted or refused at the address to

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

which it was sent. Notices which are given by either party may be given by the attorney for such party without the signature of such party.

            20.2 All notices given to Landlord or Tenant shall be addressed to such party at its address set forth below or at such other place as such party may from time to time designate in a written notice to the other party:

            (a) If to Landlord, at the address set forth on Schedule A hereto.

            (b) If to Tenant:

           Hometown Auto Retailers, Inc.
           831 Straits Turnpike
           Watertown, Connecticut 06795

                          ARTICLE 21 - Quiet Enjoyment

            21.1 Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed by Tenant, Tenant shall, at all times during the Term of this Lease, have peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any other person, firm or corporation. ARTICLE 22 - Authority

            22.1 Landlord and Tenant each represents and warrants to the other that it has full right, power and authority to enter into and perform all its obligations under this Lease, without the consent or approval of any other entity or person, and to make these representations knowing that the other party will rely thereon.

            22.2 The respective signatory on behalf of Landlord and Tenant further represent and warrant that they have full right, power and authority to act for and on behalf of Landlord and Tenant, respectively, in entering into this Lease.

                      ARTICLE 23 - Miscellaneous Provisions

            23.1 The term "Landlord" shall mean only the owner of the Premises at the time in question and, in the event of a sale or transfer of the Premises, the transferor shall be and hereby is automatically and entirely released and discharged, from and after the date of such sale or transfer, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed, provided that the purchaser or transferee shall agree in writing to be bound by all of the terms of this Lease on the part of landlord to be performed during its period of ownership. Nothing contained in this Section shall in any way release Landlord from any actions, omissions, or failure of performance attributable to any period prior to Landlord's sale or transfer of its interest in the Premises.

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

            23.2 This Lease constitutes thc entire agreement between the parties with respect to the subject matter hereof; prior leases, if any, between either party hereto or the predecessors of either party are automatically terminated on the Commencement Date set forth or described in Schedule A. Any modification, amendment or waiver of this Lease or any provision hereof must be in writing and executed by the party against whom enforcement of such modification, amendment or waiver is sought.

            23.3 The parties acknowledge that each has had an opportunity to review and negotiate this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part hereof to be drafted.

            23.4 The table of contents and the captions of this Lease are for convenience of reference only, and shall in no way be construed to define, limit or describe the scope or intent of this Lease or the intent of any provision hereof and same shall not in any way affect the provisions of this Lease.

            23.5 Tenant shall have the right to record a memorandum of this Lease provided it pays all costs in connection with such recording. Landlord will cooperate with Tenant in connection therewith.

            23.6 This Lease shall be governed by, and construed and enforced in accordance with, the laws of the state in which the Premises are located.

            23.7 Each party hereby waives all right to trial by jury in a summary or other action, proceeding or counterclaim out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Premises and the use and occupancy thereof, and any claim of injury or damages relating thereto.

            23.8 All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number, and any other gender as the context may require. The word "persons" as used in this Lease shall mean a natural person or persons, a partnership, corporation, limited liability company, and any other form of business or legal association or entity as the context may require.

            23.9 This Lease shall become binding and effective only upon the execution and delivery of this Lease by both Landlord and Tenant.


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

            23.10 This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.


                              LANDLORD: __________________________


                              By:____________________________________

                              TENANT:

                              HOMETOWN AUTO RETAILERS, INC.


                              By:_______________________________
                              Its:


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

                                   SCHEDULE A


Premises:                           1200 Wolcott Street
                                    Waterbury, CT 06705

Initial Base Annual Rent:           $240,000

Base Rent Monthly Installment:      $20,000

Commencement Date:                  effective  date of initial
                                    public  offering  of
                                    Tenant's common stock

Expiration Date:                    December 31, 2013

Lease Extension Option:             None
   (if applicable):

Landlord's Name:                    Joseph Shaker Realty Company

Landlord's Address:                 121 Harwood Road
                                    Waterbury, CT 06706

Purchase Option:                    None
   (if applicable)


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